UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2325 E Camelback Rd, Suite 400, Phoenix, AZ 85016

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On September 11, 2026 (the "Effective Date"), DarkPulse, Inc., a Delaware corporation (the "Company"), dismissed Boladale Lawal & Co. ("BLC") as the Company's independent registered public accounting firm. By written notice to BLC, the Company advised BLC that it had decided to transition to a new independent auditing firm, effective September 11, 2026, and requested BLC's cooperation in the orderly transfer of information and any necessary audit documentation and workpapers to the Company's successor independent auditor.

The dismissal of BLC was ratified by the Company's board of directors on September 14, 2026.

The reports of BLC on the Company's consolidated financial statements for the fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each such report contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company's two most recent fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through September 11, 2026, there were no disagreements between the Company and BLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to BLC's satisfaction, would have caused BLC to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements. During the same period, there were no “reportable events” of the type described in Item 304(a)(1)(v) of Regulation S-K.

BLC served as the Company’s independent registered public accounting firm from 2024 and issued audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024, and December 31, 2025.

In accordance with Item 304(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, as amended, the Company provided BLC with a copy of the disclosures set forth in this Item 4.01 no later than the day this Current Report on Form 8-K (the "Form 8-K") was filed with the SEC, and requested that BLC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree. As of the date of this Form 8-K, the Company has not received such letter from BLC. The Company will file BLC’s letter as Exhibit 16.1 by amendment to this Form 8-K promptly after it is received.

Appointment of Independent Registered Public Accounting Firm

On September 11, 2026, the Company engaged M&K CPAS, PLLC ("M&K") to serve as the Company's independent registered public accounting firm. M&K's engagement letter, dated September 11, 2026 and accepted by the Company on September 13, 2026 through Dennis O'Leary, the Company's Chief Executive Officer and Chairman of the Board, provides that M&K will audit the Company's consolidated financial statements for the year ending December 31, 2026 for inclusion in the Company's Annual Report on Form 10-K, and will review the Company's unaudited quarterly financial information for the three- and nine-month periods ended September 30, 2026 and the subsequent quarterly periods specified in the engagement letter. M&K has advised the Company that it is a public accounting firm registered with the Public Company Accounting Oversight Board.

The engagement of M&K as the Company’s independent registered public accounting firm was ratified by the Company’s board of directors on September 14, 2026.

During the Company's two most recent fiscal years and the subsequent interim period through September 11, 2026, neither the Company nor anyone on its behalf consulted with M&K regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: September 17, 2026	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

3